Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 (File No. 333-200621, File No. 333-203067, File No. 333-211397, File No. 333-219795 and File No. 333-220267) and Form S-8 (No. 333-184707) of MPLX LP our report dated February 10, 2017 relating to the financial statements of LOOP LLC, which appears in this Current Report on Form 8‑K of MPLX LP.
Very truly yours,
/s/ PricewaterhouseCoopers LLP
New Orleans, Louisiana
September 1, 2017